UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2008

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12333	86-0385884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ XX ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Important Additional Information for Investors and Stockholders

This filing, to the extent that it discusses Iomega’s acquisition of ExcelStor, relates to the proposed acquisition of ExcelStor Great Wall Technology Limited, a Cayman Islands company (“EGWTL”), and Shenzhen ExcelStor Technology Limited, a PRC company (“SETL”) by Iomega Corporation (“Iomega” or the “Company”) from Great Wall Technology Company Limited, a People’s Republic of China company (“GWT”), ExcelStor Group Limited, a Cayman Islands company (“EGL”), ExcelStor Holdings Limited, a British Virgin Islands company (“EHL” and, together with GWT and EGL, the “Selling Shareholders”), pursuant to the terms of a Share Purchase Agreement, dated as of December 12, 2007 among Iomega, the Selling Shareholders, EGWTL, and SETL (the “Proposed Acquisition”). In connection with the ExcelStor transaction, the Company intends to file a proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the proxy statement (when it becomes available) and other documents filed by the Company at the SEC’s website at http://www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from the Company, by calling Investor Relations at (801) 332-3585 or by writing to Iomega Corporation, Attn: Investor Relations, 10955 Vista Sorrento Parkway, San Diego, CA 91230.

The Company, EGWTL, SETL, the Selling Shareholders and each of their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the transaction. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders filed with the SEC on April 13, 2007 and the Company’s Current Reports on Form 8-K filed with the SEC on September 27, 2007, November 8, 2007, December 12, 2007, December 20, 2007, and January 23, 2008. Certain directors and executive officers of the Company may have direct or indirect interests in the transaction due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the transaction. Additional information regarding the Company, EGWTL, SETL, the Selling Shareholders and the interests of each of their respective executive officers and directors in the transaction will be contained in the proxy statement regarding the transaction that will be filed by the Company with the SEC.

SECTION 2 – FINANCIAL INFORMATION

Item 2.02.  Results of Operations and Financial Condition
On February 5, 2008, Iomega Corporation announced its financial results for the quarter ended December 31, 2007 in a press release entitled, “Iomega Reports Fourth Quarter Financial Results”.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In the press release, we present the following non-GAAP financial measures on a forward-looking basis:  non-GAAP net income and non-GAAP net income per share. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. These non-GAAP financial measures exclude pre-tax, expenses for external professional fees associated with our recently announced and pending acquisition of ExcelStor Group. We are unable to provide a quantitative reconciliation with respect to these prospective non-GAAP measures because we are unable to forecast the amount of these expenditures with any precision since they will be dependent on a number of factors such as the timing of the acquisition, foreign approvals in China, U.S. government requests, speed of responses and level of involvement from transaction partners in China and other factors outside of management’s control.

We also consider evaluation of our performance net of this item to be meaningful to shareholders because external expenses associated with the pending acquisition relate to a unique, one-time strategic transaction and because this is a time of transition for Iomega during which we desire that shareholders be able to readily see how Iomega’s financial results may look notwithstanding certain significant expenses which we do not expect to continue over the long term.  Iomega has not incurred similar sized expenses in connection with strategic transactions in many years.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP.  Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits. The exhibit listed on the Exhibit Index relates to Item 2.02 and shall be deemed furnished as a part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2008

IOMEGA CORPORATION
(Registrant)

By: /s/Preston Romm
             Preston Romm
             Vice President of Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on February 5, 2008 announcing Iomega Corporation’s fourth quarter 2007 financial results and entitled, “Iomega Reports Fourth Quarter Financial Results”.

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